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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(404) 659-5959

April 15, 2009

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        You are cordially invited to attend the Annual Shareholders' Meeting of Citizens Bancshares Corporation (the "Company") to be held on Wednesday, May 27, 2009. Official Notice of the meeting, the Proxy Statement of management of the Company and the Company's 2008 Annual Report accompany this letter.

        The principal purpose of the meeting is to elect directors of the Company for the coming year and approve a new long-term incentive plan, as well as approving a non-binding resolution regarding executive compensation. We will also review the operations and recent developments of the Company and the Bank for the past year.

        Whether or not you plan to attend the meeting, please mark, date and sign the enclosed form of proxy and return it to the Company in the envelope provided as soon as possible so that your shares can be voted at the Annual Meeting.

                      Very truly yours,

                      James E. Young
                       President and Chief Executive Officer

CITIZENS BANCSHARES CORPORATION
75 Piedmont Avenue, N.E.
Atlanta, Georgia 30303
(404) 659-5959

NOTICE OF THE ANNUAL MEETING TO
BE HELD MAY 27, 2009

To the Shareholders of CITIZENS BANCSHARES CORPORATION:

        Notice is hereby given that the Annual Shareholders' Meeting of Citizens Bancshares Corporation will be held on Wednesday, May 27, 2009, at 10:30 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia, for the following purpose:

  (1)
  To elect three (3) Class I directors to serve a three-year term expiring at the 2012 annual meeting.

  (2)
  To approve the 2009 Long-Term Incentive Plan.

  (3)
  To approve a non-binding resolution regarding executive compensation.

  (4)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 15, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

        All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

                      By Order of the Board of Directors,

                      James E. Young
                       President and Chief Executive Officer

April 15, 2009

PROXY STATEMENT
OF
CITIZENS BANCSHARES CORPORATION
for the Annual Meeting to be Held
May 27, 2009

INTRODUCTION

Time and Place of Meeting

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Shareholders' Meeting and at any adjournments thereof. The Shareholders' Meeting will be held on Wednesday, May 27, 2009, at 10:30 a.m., at the Loudermilk Conference Center, 40 Courtland Street, N.E., Atlanta, Georgia.

Purpose of Meeting

        The purpose of the Annual Shareholders' Meeting of the Company is to elect three (3) Class I directors who will serve a three year term expiring at the 2012 annual meeting and to approve the 2009 Long-Term Incentive Plan. In addition, as required in connection with our participation in the United State Treasury's Capital Participation Program, the shareholders will be asked to approve a non-binding resolution regarding executive compensation.

Record Date and Voting Rights

        Each shareholder of record of the common stock ("Common Stock") of the Company at the close of business on April 15, 2009 (the "Record Date") is entitled to notice of and to vote at the Shareholders' Meeting. As of the close of business on the Record Date, the Company had (i) 20,000,000 shares of Common Stock, $1.00 par value, authorized, of which 2,012,534 shares of Common Stock were issued and outstanding and held of record by 1,362 shareholders, and (ii) 5,000,000 shares of non-voting common stock, $1.00 par value, of which 90,000 were issued and held by one shareholder. Each share of Common Stock is entitled to one vote on matters to be presented at the meeting.

Requirements for Shareholder Approval

        A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. Abstentions and broker non-votes, which are described below, will be counted in determining whether a quorum exists. Only those votes actually cast for the election of a Director, however, will be counted for purposes of determining whether a particular Director nominee receives sufficient votes to be elected. To be elected, a Director nominee must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time, we do not know of any competing nominees.

        Approval of the 2009 Long-Term Incentive Plan, the non-binding resolutions regarding executive compensation, and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter, provided a quorum is present. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

        Abstentions.    A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

        Broker Non-Votes.    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

Procedures for Voting by Proxy

        If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, FOR the approval of the 2009 Long-Term Incentive Plan, and FOR the approval of the non-binding resolution regarding executive compensation and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

        Revocation of Proxies.    A shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by:

  •
  Giving written notice of revocation to the Company;

  •
  Properly submitting to the Company a duly executed proxy bearing a later date; or

  •
  Attending the annual meeting and voting in person.

        All written notices of revocation and other communications concerning proxies should be sent to: Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303; Attention: Cynthia N. Day.

Solicitation of Proxies

        Solicitation of proxies may be made in person or by mail, telephone or facsimile by directors, officers and regular employees of the Company or Citizens Trust Bank (the "Bank") who will not be specially compensated for such solicitations. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for their expenses incurred in sending proxy materials to beneficial owners. The Company will bear the cost associated with solicitation of proxies and other expenses associated with the Shareholders' Meeting.

 PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        The Board proposes to elect three (3) Class I directors who will serve a three-year term expiring at the 2012 annual meeting. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated by the Board of Directors. To be elected, a director nominee must receive more votes than any other nominee for a particular seat on the board of directors.

        The table below sets forth for each director nominee (a) the person's name, (b) his or her age at March 1, 2009, (c) the year he or she was first elected as a director, and (d) his or her position with the Company other than as a director and his or her other business experience for the past five years.

DIRECTOR NOMINEES

Class I Directors
(Term Expires 2012)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
James E. Young	59	1998	President and Chief Executive Officer of the Company and Citizens Trust Bank
Ray Robinson	61	2000

Serves as director of Avnet, Inc.; Acuity Brands, Inc.; American Airlines; and Aaron Rents; also serves as Vice-Chairman of the East Lake Foundation; previously Chairman of the East Lake Foundation and previously President of AT&T Southern Region

H. Jerome Russell	46	2000	President of H.J. Russell & Company and Russell New Urban Development, LLC

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

CONTINUING DIRECTORS

Class II Directors
(Term Expires 2010)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Robert L. Brown	57	2000	Principal, R.L. Brown & Associates (architectural and construction management)
C. David Moody	52	2000	President and Chief Executive Officer of C.D. Moody Construction Company
Mercy P. Owens	61	2004	Retired Senior Vice President, Wachovia Bank, N.A.
James E. Williams	60	2004	President of Williams Communications Systems; Partner of Integrated Communications Networks; retired Executive Vice President of Turner Broadcasting Systems.

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

 Class III Directors
(To Serve a Term Expiring in 2011)

Name	Age	Year First Elected	Position with the Company;(1) Business Experience
Stephen A. Elmore, Sr.	56	2003	Certified Public Accountant; Certified Bank Auditor; and a Partner in the firm of Smiley-Smith & Bright, CPA's, whose practice is limited to Expert Witness Testimony, Forensic Accounting and Other Litigation Support Services; previously a Business and Financial Consultant specializing in community bank training in the areas of internal audit, risk assessment and regulatory compliance; previously General Auditor of Wachovia Bank of Georgia, NA and Deputy General Auditor of Wachovia Corporation; and previously an audit manager in the financial services division of Arthur Andersen & Co.
Donald Ratajczak	66	2003

Consulting Economist; previously Chairman and Chief Executive Officer of Brainworks Ventures, Inc.; also serves as a Director of AssuranceAmerica Corporation; Ruby Tuesday, Inc., a food service company; and Crown Craft, a distributor of children's textile products; previously Director of the Economic Forecasting Center at Georgia State University

(1)
All directors of the Company also serve on the Board of Directors of Citizens Trust Bank.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

 Information About the Board of Directors and Its Committees

        Our Board of Directors.    We are governed by a Board of Directors and various committees of the Board that meet throughout the year. We currently have nine (9) directors, each of whom serves for a three-year term unless such director resigns or is removed. Directors fulfill their responsibilities throughout the year at board and committee meetings and also through telephone contact and other communications with the chairman and chief executive officer and other officers. During the year ended December 31, 2008, the Board of Directors of the Company and the Bank held 14 meetings. All directors attended at least 75% of the Board meetings and the meetings of each committee of the Board of which he or she is a member.

        Director Independence.    The Board of Directors has determined that, with the exception of Mr. Young, all directors are independent pursuant to the independence standards of the Nasdaq Stock Market. In determining that each director could exercise independent judgment in carrying out his or her responsibilities, the Board of Directors considered any transactions, relationships and arrangements between the Company or the Bank and the director and his or her family.

        Audit and Compliance Committee.    The Audit and Compliance Committee is responsible for engaging, overseeing and compensating the Company's independent auditors, pre-approving all allowable audit services, reviewing with the Company's independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing and approving related party transactions; reviewing the scope and results of the Company's internal auditing procedures; consulting with the independent accountants and management with regard to the

Company's accounting methods and the adequacy of the Company's internal accounting controls; reviewing the independence of the independent accountants; and reviewing the range of the independent accountants' audit and non-audit fees. Audit and Compliance Committee members are Stephen A. Elmore, Sr. (Chairman), Robert L. Brown, Mercy P. Owens, and James E. Williams.

        The Board of Directors has determined that each Audit and Compliance Committee member is independent in accordance with the recently amended Nasdaq Stock Market listing standards and applicable Securities and Exchange Commission ("SEC") regulations. None of the members of the Audit and Compliance Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. The Board has also determined that Stephen A. Elmore, Sr. meets the criteria specified under applicable SEC regulations for an "audit committee financial expert" and that all of the Committee members are financially sophisticated. During the fiscal year ended December 31, 2008, the Audit and Compliance Committee met 7 times. The Audit and Compliance Committee has a charter, and a copy of the charter is posted on our website at www.ctbconnect.com.

        Personnel and Compensation Committee.    The Executive Committee serves as the Personnel and Compensation Committee of the Board of Directors of the Company and establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Chief Executive Officer and other executive officers and awards stock-based compensation to executive officers and employees of the Company. The committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for reviewing and monitoring compensation and benefit plans, and payment and awards under those plans, for the Company's senior executives. In carrying out these responsibilities, the committee reviews the design of all compensation and benefit plans applicable to executive officers, determines base salaries, reviews incentive plan performance measures, establishes incentive targets, approves cash incentive awards based on performance, grants stock options and other long-term incentives, and monitors the administration of the various plans. In all of these matters, the committee's decisions are reviewed and approved or ratified by the Board of Directors.

        The members of this Committee are Ray Robinson (Chairman), Stephen A. Elmore, Sr., C. David Moody, H. Jerome Russell, James E. Williams and James E. Young. All of the committee members except Mr. Young are independent directors in accordance with Nasdaq Stock Market listing standards.

        Governance and Nominating Committee.    The Governance and Nominating Committee identifies individuals qualified to become directors of the Company and selects or recommends to the Board the director nominees for the next annual shareholders' meeting. The Committee also sets director compensation and is responsible for reviewing the performance of the board and other standing committees. The Committee consists of James E. Williams (Chairman), Mercy P. Owens, and Robert L. Brown. All of the committee members are independent directors in accordance with Nasdaq Stock Market listing standards. The Committee has a charter that is posted on our website at www.ctbconnect.com.

Audit and Compliance Committee Report

        The Audit and Compliance Committee reports as follows with respect to the audit of the Company's 2008 audited consolidated financial statements.

  •
  The Committee has reviewed and discussed the Company's 2008 audited consolidated financial statements with the Company's management;

  •
  The Committee has discussed with the independent auditors, Elliott Davis, LLC, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

  •
  The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1, which relates to the auditor's independence from the corporation and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  •
  Based on review and discussions of the Company's 2008 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2008 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

March 23, 2009	Audit and Compliance Committee
Stephen A. Elmore, Sr., Chairman Robert L. Brown Mercy P. Owens James E. Williams

Executive Officers

        The table set forth below shows for each executive officer of the Company (a) the person's name, (b) his or her age at March 1, 2009, (c) the year he or she was first elected as an officer of the Company, and (d) his or her present position with the Company and the Bank and other business experience for the past five years, if he or she has been employed by the Company or the Bank for less than five years.

Name	Age	Year First Elected	Position with the Company
James E. Young	59	1998	President and Chief Executive Officer of the Company and the Bank
Cynthia N. Day	43	2003	Senior Executive Vice President and Chief Operating Officer of the Company and the Bank
Samuel J. Cox	51	1998	Executive Vice President and Chief Financial Officer of the Company and the Bank
Robert E. Nesbitt	54	2004	Alabama Division President of the Bank
Kevin J. Wilson	47	2007

Executive Vice Present and Chief Credit Officer of the Bank; previously, Vice President of Georgia Banking Company (2007) and Vice President and Chief Credit Officer of Shorebank, Chicago, Illinois (2003-2005)

        We have adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of our principal executive, financial and accounting officers. We believe the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by us; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code. A copy may be obtained on our website at www.ctbconnect.com. A copy may also be obtained, without charge, upon written request addressed to Citizens Bancshares Corporation, 75 Piedmont Avenue, Atlanta, Georgia 30303, Attention: Corporate Secretary. The request may be delivered by letter to the address set forth above or by fax to the attention of the Company's Corporate Secretary at (404) 575-8311.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth various elements of compensation awarded to or paid by us for services rendered in all capacities during the last fiscal year to our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000 for services rendered during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
James E. Young	2008	271,481	—	—	16,234	—	—	18,004	305,719
President and Chief	2007	237,744	13,433	—	27,684	24,100	32,120	14,076	349,157
Executive Officer	2006	226,513	—	—	25,308	70,132	69,198	12,198	403,349
Cynthia N. Day	2008	209,147	—	—	9,864	—	—	15,302	234,313
Senior Executive Vice	2007	173,888	8,629	—	4,494	15,700	7,882	8,206	218,799
President and Chief Operating Officer	2006	167,350	—	—	2,297	45,050	46,512	4,516	265,725
Robert E. Nesbitt	2008	173,657	—	—	7,074	—	—	9,434	190,165
Alabama Division	2007	142,636	5,248	—	4,347	6,500	—	2,441	161,172
President	2006	137,196	—	—	2,297	27,398	—	616	167,507
Samuel J. Cox	2008	142,571	—	—	6,773	—	—	3,643	152,987
Executive Vice President	2007	119,025	4,483	—	4,038	6,400	4,872	5,456	144,274
and Chief Financial Officer	2006	112,134	—	—	2,135	23,367	13,507	3,670	154,813
Kevin Wilson(3)	2008	118,432	—	—	—	—	—	—	118,432
Executive Vice President and Chief Credit Officer

(1)
Option Awards represent the dollar amount of prior year option grants awarded that vested in 2008, computed in accordance with FAS 123R. See Note 1 and Note 10 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2008 for additional information regarding the calculation of these amounts.

(2)
All Other Compensation include payments for disability and term life insurance, 401(k) matching contributions and the economic value of the BOLI that is reportable as income to the insured.

(3)
Compensation for Mr. Wilson is limited to amounts paid in 2008 which was the first full year he was employed by the Bank.

        The following table sets forth information at December 31, 2008, and for the fiscal year then ended, concerning stock options granted to the executive officers listed in the Summary Compensation Table. We have not granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James E. Young	8,876	—	$7.00	1/15/2012
	15,000	—	$11.89	1/20/2014
	1,800	—	$13.41	4/24/2015
	1,200	600	$11.45	4/30/2016
	3,333	6,667	$10.50	4/24/2017
	—	8,500	$8.50	5/27/2018
Cynthia N. Day	1,400	—	$13.41	4/24/2015
	1,107	553	$11.45	4/30/2016
	1,667	3,333	$10.50	4/24/2017
	—	4,500	$8.50	5/27/2018
Robert E. Nesbitt	1,400	—	$13.41	4/24/2015
	1,034	517	$11.45	4/30/2016
	833	1,667	$10.50	4/24/2017
	—	2,500	$8.50	5/27/2018
Samuel J. Cox	1,300	—	$13.41	4/24/2015
	906	480	$11.45	4/30/2016
	833	1,667	$10.50	4/24/2017
	—	2,500	$8.50	5/27/2018
Kevin Wilson	—	2,000	$8.50	5/27/2018

Employment Agreements and Change-In-Control Agreements

        Employment Agreement.    After the merger of First Southern Bancshares, Inc. with and into the Company, which was effective on January 30, 1998, James E. Young became President and Chief Executive Officer of the Company. Mr. Young entered into an employment agreement with the Company. The salary provision of the employment agreement is reviewed annually by the Board of Directors and increased in an amount as may be determined by the Board. The agreement also provided for incentive compensation contingent upon certain performance goals being met and granted to Mr. Young an option to purchase 17,500 shares of Common Stock with a vesting period over a five-year term at an exercise price of $9.88 per share (those options expired on January 29, 2008). The employment agreement was amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

        Change in Control Agreement.    The Company has entered into Change in Control Agreements with all of the executive officers covered in this report, except Kevin Wilson, to provide benefits to the executive officers in the event of a change in control of the Company. The agreements will remain in effect for two years following a change in control. Pursuant to the agreement, if the executive is involuntarily terminated without cause or resigns for good reason (defined as a material diminution of the executive's responsibilities or duties, a material reduction in base salary, incentive and/or benefits, an elimination of benefit or incentive programs in which the executive participates without availability of comparable replacement programs, or a change of place of employment to more than 50 miles from the current business office), the executive will receive a lump sum amount equal to 2.5 times the executive's annual base salary for Mr. Young, 1.5 times the base salary for Ms. Day, and one time the base salary for Messrs. Cox and Nesbitt, as well as the continuation of certain employee welfare benefits for a period of 12 months and a payment equal to the executive's cost of COBRA continuation health coverage for a period of 12 months. The executive will accordingly be subject to non-competition and non-solicitation provisions during the 12 months following termination or resignation for good cause. These agreements were amended in December 2008 to comply with the final regulations issued under Section 409A of the Internal Revenue Code.

        In the case of Mr. Young, the provisions of the change in control agreement relating to severance benefits supersede and replace the provisions relating to severance benefits contained in his employment agreement described above. The non-competition and non-solicitation provisions supplement the restrictive covenants contained in his employment agreement.

Director Compensation

        The Director Compensation Program is intended to (a) provide an incentive to directors to stimulate their efforts toward the continued growth and success of the Company and to oversee and help manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by directors by providing them with a means to have a proprietary interest in the Company by acquiring shares of Stock and (c) provide a means of rewarding, attracting, and retaining quality directors.

        Citizens Bancshares' director compensation program utilizes the following compensation components: stock retainer, monthly fee, and meeting fee for additional called meetings. All Directors receive the $3,000 annual retainer, paid quarterly in shares of stock based on stock price at the end of the quarter. Each Director also receives a monthly fee paid in cash and based on the individual director's board and committee assignments for the year. Monthly fees range from $925 to $1,750, and average $1,216. Based on the Board of Directors' compensation structure and committee assignments, Directors receives a meeting fee for each special called meeting if the total number of scheduled Board or assigned Committee meetings attended exceeds more than twelve (12) meetings anytime during the year. For additional Board meetings, the Chair receives a fee of $1,000 and other Directors receive $300. For an additional Committee meeting, the Committee Chair receives a fee of $500 and Committee Members receive $250.

        The Company maintains a voluntary deferred compensation plan whereby a Director may elect to defer current Director fees on a tax-deferred basis into a liability account on the Company's books. The liability account balance accrues interest, also on a tax-deferred basis, at the rate of 100% of the one year Treasury Bill rate as of the crediting date to a minimum of 6% per year. During 2008, three Directors participated in this plan (Mercy Owens, Donald Ratajczak, and James Williams).

        Directors serving on the Board during 2008 and completing the plan entry requirements at the time of joining the Board participate in a non-qualified Director Supplemental Retirement Plan that provides supplemental retirement benefits as part of the Company's total compensation package. The Supplemental Retirement Plan is not available to Directors who joined the Board after December 2006. Once the Director retires, at age 65 or later, the Director is entitled to a retirement benefit of $1,000 per month for 10 years. If the Director dies while in service, the Director's beneficiary is entitled to a payment from the Bank in the same amount as the retirement benefit.

        The Governance and Nominating Committee reviews the Director Compensation Plan on a regular basis and makes recommendations for changes appropriate to ensure the plan is competitive with market director compensation practices.

Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	All Other Compensation(1) ($)	Total ($)
Robert L. Brown	12,450	3,000	900	16,350
Stephen Elmore	17,200	3,000	900	21,100
C. David Moody	16,450	3,000	900	20,350
Mercy P. Owens	10,975	3,000	2,341	16,316
Ray Robinson	23,100	3,000	900	27,000
Donald Ratajczak	11,100	3,000	2,730	16,830
H. Jerome Russell	17,575	3,000	900	21,475
James E. Williams	15,600	3,000	3,583	22,183

(1)
All Other Compensation represents the interest earned on the salary deferred savings plan and reimbursement of taxes paid on stock awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. In the opinion of management, the extensions of credit made by the Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Related Party Transaction Approval Policies and Procedures

        We define a "related party transaction" as a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by Citizens Trust Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

        We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that the Company's decisions are based on considerations other than our best interests and that of our shareholders. Therefore, the Company and the Bank do not engage in related party transactions. Because of our position regarding related party transactions, we do not believe that we need a written policy regarding related party transactions at this time.

        If a situation were to arise in which a related party transaction might be considered, such a transaction would be presented to the board for approval by a majority of the disinterested directors who would determine whether the transaction would be in the best interest of and the most advantageous course of action for the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Principal Holders of Common Stock

        The following table sets forth the persons who beneficially owned, at March 31, 2009, more than five percent of outstanding shares of Common Stock to the best information and knowledge of the Company. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Herman J. Russell	606,790	30.17%
504 Fair Street, S.W.
Atlanta, Georgia 30313
Hot Creek Capital, LLC	181,850	9.04%
6900 South McCarran Boulevard
Reno, Nevada 89509
Federal National Mortgage Association(1)	105,208	5.23%
3900 Wisconsin Avenue, NW
Washington, DC 20016

    (1)
    Fannie National Mortgage Association also owns 90,000 shares of nonvoting Common Stock.

Common Stock Owned by Management

        The following table sets forth the number and percentage ownership of shares of Common Stock beneficially owned by each director of the Company and by all directors and principal officers as a group, at March 31, 2009. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Robert L. Brown	10,511		*
1394 Doe Valley Drive
Lithonia, Georgia 30058
Stephen A. Elmore, Sr.	2,140		*
115 Shady Brook Walk
Fairburn, Georgia 30213
C. David Moody	58,151	(2)	2.89%
6017 Redan Road
Lithonia, Georgia 30058
Mercy P. Owens	1,754		*
3156 Center Way
Duluth, Georgia 30097
Donald Ratajczak	6,640		*
1681 Lady Marian Lane
Atlanta, Georgia 30309

Name of Director	Number of Shares Beneficially Owned(1)		Percent Of Class
Ray Robinson	4,914		*
3445 Peachtree Road, NE
Suite 175
Atlanta, Georgia 30324
H. Jerome Russell	9,455		*
504 Fair Street
Atlanta, Georgia 30313
James E. Williams	1,755		*
4187 Sandy Lake Drive
Lithonia, Georgia 30038
James E. Young	62,251	(3)	3.10%
647 Master Drive
Stone Mountain, Georgia 30032
All directors and principal officers as a group (13 persons)	186,173		9.26%

    *
    Represents less than 1%.

    (1)
    The information shown above is based upon information furnished to the Company by the named persons. Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. The shares of Common Stock issuable upon exercise of the vested portion of any outstanding options held by the indicated named persons are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by those persons.

    (2)
    Consists of (a) 10,475 shares owned of record by Mr. Moody, (b) 2,340 shares owned jointly with his spouse, (c) 38,981 shares owned by C.D. Moody Construction Company, a company controlled by Mr. Moody, and (d) 6,355 shares owned by his spouse.

    (3)
    Consists of (a) 14,542 shares owned of record by Mr. Young and (b) currently exercisable options to purchase 47,709 shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10% of the Company's outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

        During 2008, to the Company's knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements.

 PROPOSAL 2—APPROVAL OF THE CITIZENS BANCSHARES CORPORATION
2009 LONG-TERM INCENTIVE PLAN

        On March 23, 2009, the Board of Directors adopted the Citizens Bancshares Corporation 2009 Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The primary objectives of the Long-Term Incentive Plan are to provide an incentive to key officers, directors, employees and other service providers to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

        The Company currently maintains the Citizens Bancshares Corporation 1999 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan was adopted on January 22, 1999 by the Board of Directors. The status of the Stock Incentive Plan as an incentive stock option plan expired on January 21, 2009. This means the plan can only be used now to grant nonqualified options, which have less favorable tax attributes to employee-recipients. For that reason, the Board of Directors elected to adopt the Long-Term Incentive Plan rather than simply amend the Stock Incentive Plan to increase the number of shares reserved for issuance under that plan. In addition, the Long-Term Stock Incentive Plan will provide the Company greater flexibility in the types of equity-based incentives that it may grant to eligible employees and other service providers of the Company and its affiliates. At the annual meeting, shareholders will be asked to consider and vote on the approval and adoption of the Long-Term Incentive Plan. If shareholders approve the Long-Term Incentive Plan, no new awards will be made under the Stock Incentive Plan.

        The number of shares of the Company's common stock reserved for issuance pursuant to awards granted under the Long-Term Incentive Plan is 110,000. In the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares shall be again available under the Long-Term Incentive Plan and shall not count against the maximum number of reserved shares under the Long-Term Incentive Plan.

        Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict the Company's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421 and to claim deductions for performance-based compensation which may be restricted under Code Section 162(m).

        The following description of the Long-Term Incentive Plan is qualified in its entirety by reference to the applicable provisions of the Long-Term Incentive Plan. The Long-Term Incentive Plan is attached hereto as Appendix A.

Terms of the Long-Term Incentive Plan

Administration

        The Long-Term Incentive Plan will be administered by a subcommittee of the Board of Directors whose members are selected by the Board (the "Committee"); provided, that, if no such subcommittee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Committee must have at least two members. When appointing members to the Committee, the Board of Directors is to take into consideration the "outside director" standards contained in Code Section 162(m), the "non-employee" director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Subject to further action by the Board of Directors, the Compensation Committee of the Board of Directors will act as the Committee under the Long-Term Incentive Plan. The Committee has the authority to grant awards under the Long-Term Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Long-Term Incentive Plan. The

Committee's decisions relating to the administration of the Long-Term Incentive Plan and grants of awards shall be final and binding on all persons.

Awards

        The Long-Term Incentive Plan would permit the Committee to make a variety of awards, including stock awards, options to purchase shares of our common stock, stock appreciation rights, restricted stock units, dividend equivalent rights, and performance awards to eligible officers, employees, directors and other service providers of the Company and its affiliates. These discretionary awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

        The number of shares of common stock as to which any award is granted, the potential payout of any award not denominated in shares of common stock and the eligible persons to whom awards are granted will be determined by the Committee, subject to the provisions of the Long-Term Incentive Plan.

        Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Long-Term Incentive Plan.

        To the extent that the Committee desires to base an award on performance goals that are intended to qualify the award as performance-based compensation under Code Section 162(m), the Committee may, but is not required to, make the vesting or payment of an award subject to the achievement of one or any combination of the performance goals listed below during a specified period: (1) earnings per share; (2) asset/credit quality; (3) net income; (4) total revenue; (5) balance sheet growth (assets, net loans and/or core deposits); (6) total shareholder return; (7) return on average total equity; (8) return on average common equity; (9) return on average assets; (10) market share; (11) profit margin; (12) stock price; (13) efficiency ratio; (14) productivity of employees as measured by revenues, costs or net income per employee; (15) cost reduction goals; or (16) any combination of the foregoing.

        The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to the Company pursuant to Code Section 162(m).

        The Committee may, but is not required to, structure any award so as to qualify as performance-based compensation under Code Section 162(m).

        The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other awards that are intended to be performance-based compensation under Code Section 162(m) shall not exceed 50,000, subject to adjustment in accordance with the provisions of the Long-Term Incentive Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance award denominated in cash during any calendar year to an employee may not exceed $150,000.

        After the date of grant, the Committee may modify the terms and conditions of an award except to the extent inconsistent with other provisions of the Long-Term Incentive Plan.

        Stock Incentives generally are not transferable or assignable during a holder's lifetime.

Awards

        Options.    The Long-Term Incentive Plan provides for the grant of incentive stock options and nonqualified stock options. The Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a stock incentive agreement. Options may be made exercisable on terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Long-Term Incentive Plan.

        The exercise price of an option is set forth in the applicable stock incentive agreement. The Long-Term Incentive Plan provides that the exercise price of any option may not be less than the fair market value of the common stock on the date of the grant. To the extent an incentive stock option is granted to a participant who is an Over 10% Owner (as defined in the plan), the exercise price may not be less than 110% of the fair market value of the common stock on the date the option is granted. The Committee may permit an option exercise price: to be paid in cash; by the delivery of previously-owned shares of common stock; to be satisfied through a cashless exercise executed through a broker; or by having a number of shares of common stock otherwise issuable at the time of exercise withheld. Unless prohibited by applicable law, the Committee may authorize financing by the Company to assist a holder of an option with the payment of the exercise price of the option. The Committee may not condition the grant of an option upon the delivery of shares of common stock to the Company in payment of the exercise price and/or tax withholding obligations under any other option held by a participant. In addition, the exercise price of an option may not be reduced, directly or indirectly, without shareholder approval, other than a reduction that occurs as part of a corporate reorganization.

        The term of an option will be specified in the applicable stock incentive agreement. The term of an incentive stock option generally may not exceed ten years from the date of grant. However, any incentive stock option granted to an Over 10% Owner (as defined in the plan) is not exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in a stock incentive agreement, in the event of a participant's termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits in which case the option will become a nonqualified stock option.

        Stock Appreciation Rights.    Stock appreciation rights may be granted separately or in connection with an option, and the Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable stock incentive agreement. Each stock appreciation right allows the recipient to receive the appreciation per share of common stock over a base price which may not be less than the fair market value per share of common stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another type of award, it may only be exercised to the extent that the related award has not been exercised, paid, or otherwise settled. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award. The base price of a stock appreciation right may not be reduced, directly or indirectly, without shareholder approval, other than a reduction that occurs as part of a corporate reorganization.

        Stock Awards.    The Committee may grant shares of common stock to a participant, subject to restrictions and conditions, if any, as the Committee may determine. The Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of stock awarded determined at the date of grant in exchange for the grant of a stock award or may grant a stock award without the requirement of a cash payment.

        Other Stock Incentives.    Dividend equivalent rights, restricted stock units, and performance awards may be granted in numbers or units and subject to any conditions and restrictions as determined by the Committee and will be payable in cash or shares of common stock, as determined by the Committee.

Tax Reimbursement Payments

        The Committee may make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of an award.

Termination of Awards

        The terms of a particular award may provide that they terminate, among other reasons: upon the holder's termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder's death or disability; or upon the occurrence of a change in control of the Company.

        Awards may include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. In the Committee's discretion, awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an award and to the provisions of the Long-Term Incentive Plan.

Reorganizations

        The number of shares of common stock reserved for the grant or for issuance in connection with the exercise or settlement of an award or to which an award is subject, as the case may be, the number of shares of common stock reserved for issuance upon the vesting or grant, as applicable, of a stock award, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of common stock to which an award pertains and the annual limit on the number of shares of common stock subject to awards or on the number of shares of common stock which may be used to settle an award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

        In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company's assets, other change in the Company's capital structure, tender offer or a change in control of the Company, awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Long-Term Incentive Plan or any agreement reflecting the terms of an award. The Company may also use the Long-Term Incentive Plan to assume awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the Long-Term Incentive Plan.

Amendment or Termination

        The Long-Term Incentive Plan may be amended or terminated by the Board of Directors. No amendment may increase shares available under the Long-Term Incentive Plan or materially expand the classes of eligible recipients or types of awards without shareholder approval. Shareholder approval will also be obtained for any other amendment required under the rules of any stock exchange on which the Company's shares of common stock are then traded. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of an award without the holder's consent.

Federal Income Tax Consequences

        The following discussion outlines generally the federal income tax consequences of participation in the Long-Term Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Long-Term Incentive Plan.

        Incentive Stock Options.    A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

        Nonqualified Options.    A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

        Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised.

        Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

        Stock Awards.    A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a "substantial risk of forfeiture," as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

        Other Stock Incentives.    A participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the "Equity Incentives"). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and the Company will then be entitled to a corresponding deduction.

        Withholding Taxes.    A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company's common stock (provided the participant has owned the shares for at least six months prior to the date of exercise) or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the award.

Shareholder Approval

        The Board of Directors seeks shareholder approval of the Long-Term Incentive Plan because approval is required under the Code as a condition to incentive stock option treatment for incentive stock options granted under the Long-Term Incentive Plan. Shareholder approval is also required to claim deductions for performance-based compensation which might otherwise be restricted under Code Section 162(m).

        Approval of Long-Term Incentive Plan requires that the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal, provided a quorum is present, either in person or by proxy, at the annual meeting of shareholders.

        If shareholder approval is not obtained, adoption of the Long-Term Incentive Plan shall be deemed null and void.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF THE CITIZENS BANCSHARES
CORPORATION LONG-TERM INCENTIVE PLAN.

 PROPOSAL 3—NON-BINDING RESOLUTION APPROVING
COMPENSATION OF EXECUTIVE OFFICERS

General

        On March 6, 2009, the Company completed a transaction with the United States Treasury under the Troubled Asset Relief Program Capital Purchase Program ("TARP CPP"). Under the TARP CPP, the Company sold 7,462 shares of its Series A Cumulative Perpetual Preferred Stock, which bears an initial dividend rate of 5% increasing to 9% after five years, to the Treasury. One of the conditions of the TARP CPP is that the Company comply with certain limits on its compensation of its executive officers.

        The original limitations of the TARP CPP were amended by the enactment of the American Recovery and Reinvestment Act of 2009 (the "ARRA") on February 17, 2009. ARRA requires the Company, for so long as any obligation arising from the Company's participation in the TARP CPP remains outstanding, to submit to its shareholders a non-binding vote on the compensation of the Company's senior executive officers, as disclosed in this Proxy Statement.

        By the terms of ARRA, this vote by shareholders (i) is not binding on the Board of Directors of the Company, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

Executive Compensation

        The Company believes that its compensation policies and procedures, which are reviewed and recommended by the Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. Like most community banks, the recent and ongoing financial downturn had a significant negative impact on the Company's 2008 results of operations and on the price of the Company's common stock. Consistent with the objective of aligning the compensation of the Company's executive officers with the annual and long-term performance of the Company and the interests of the Company's shareholders, these factors were also reflected in the compensation of the Company's senior executive officers for 2008. One of the main objectives of the Company's executive compensation program is to align a significant portion of each executive officer's total compensation with the annual and long-term performance of the Company and the interests of the Company's shareholders.

        Our Board of Directors and management believe that the compensation paid to the senior executive officers as disclosed in this proxy statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the senior executive officers as discussed below.

        The Board of Directors and the Compensation Committee with the assistance of an independent outside compensation advisor, have reviewed all compensatory arrangements to ensure they comply with the executive compensation limits applicable under the TARP CPP. The Treasury Secretary has yet to publish implementing guidelines or regulations under the newly enacted compensation limits in ARRA. The Company is monitoring this matter, and will implement the limits in conformance with published guidelines. Any required amendments to our compensation arrangements will be made in compliance with applicable deadlines. Finally, the Company is taking reasonable steps to operate such arrangements in compliance with the limits under the TARP CPP based on the statutory language contained in ARRA.

        The Board of Directors strives hard to pay fair compensation to its senior executive officers, and all employees, and believes its compensation practices are reasonable.

Review of Citizens Bancshares' Compensation Philosophy and Practices

        The Compensation Committee, comprised of independent directors, is responsible for administering the compensation of the Company's executive officers. The Committee, assisted by an independent, outside compensation advisor and acting under the authority of the Board of Directors, establishes compensation philosophy, administers compensation plans and programs, establishes executive officer compensation levels, and reviews and evaluates Company performance.

        Pay-for-Performance Philosophy:    Citizens Bancshares' compensation philosophy is to provide competitive compensation to its executive officers based on their respective job responsibilities and performance, and giving careful consideration to the prevailing pay levels in comparably-sized community banks in the southeastern region of the U.S.

        Compensation Program Elements:    Citizens Bancshares uses three key elements in the direct compensation program for its executive officers: base salary reflecting an officer's job assignment, level of experience, and job performance; the opportunity to earn annual incentives based on the achievement of key Company objectives; and the eligibility for periodic long-term incentive grants, using equity, that are forfeited if future service requirements are not met.

        Base Salary:    Compared to the salaries of executive officers in our peer group and the automated database on bank executive salaries maintained by the Committee's compensation advisor, our executive officer 2008 salaries averaged two percent above the market 50th percentile salary level. No executive officer of the Company earned a salary that was more than 10% below or above the market 50th percentile.

        Annual Incentives:    The Committee administers the Annual Incentive Plan that provides the opportunity for participants to earn cash-based incentives for achievement of critical Company objectives. Our plan also emphasizes the importance of asset quality with procedure that reduces a participant's earned incentive if asset quality falls outside the pre-set performance range. Although the Company had positive earnings for 2008 and achieved Returns on Average Assets and Equity that materially exceeded our peer group, the Committee agreed with the suggestion of our Chief Executive Officer that incentives earned under our plan not be paid out in cash.

        Long-Term Incentives:    Historically, the Company has granted stock options to key officers to link their long-term incentives directly to the interests of shareholders. In administering the plan and determining award levels, the Committee considers Company performance as well as previous grant levels to ensure that overall equity-based incentives are in line with the practices of comparable community banks. As described separately in this proxy statement, the Board unanimously recommends that shareholders approve a new Long Term Incentive Plan that, if approved, will cancel and replace the existing stock option plan and provide an even more effective plan for the future.

        Committee Summary:    Citizens Bancshares strives to maintain a pay-for-performance environment in which competitive levels of compensation can be earned for competitive levels of performance which in turn contribute directly to creating shareholder value.

        As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company's executive compensation plans, programs and arrangements as reflected in the disclosures regarding senior executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a "Say on Pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

  "Resolved, that the shareholders of the Company approve the overall executive compensation of the named executive officers of the Company, as described in the Company's Proxy Statement for the 2009 Annual Meeting of Shareholders."

Vote Required to Approve Proposal

        The approval of the non-binding resolution approving the compensation of the Company's executive officers as described in this Proxy Statement requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING
THE COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT.

 ACCOUNTING MATTERS

        Elliott Davis, LLC, Columbia, South Carolina, certified public accountants, was appointed by the Audit Committee of the Board of Directors of the Company to examine the financial statements of the Company as of and for the year ended December 31, 2008. The Audit Committee intends to continue the services of this firm for the year ending December 31, 2009. A representative of Elliott Davis, LLC is expected to be present at the meeting to respond to any appropriate questions and to make a statement if the representative desires to do so.

        The following table sets forth the fees billed to the Company for the years ended December 31, 2008 and December 31, 2007 by Elliott Davis, LLC.

	2008	2007
Audit Fees	$124,850	$106,640
Tax Preparation Fees	23,085	26,965
All Other Fees	12,000	10,000

Total Fees	$159,935	$143,605

Audit Fees

        Audit fees represent fees billed by Elliott Davis, LLC for professional services rendered in connection with the audit of the Company's annual financial statements for 2008 and 2007, including review of the financial statements included in the Company's quarterly filings on Form 10-Q, annual filings on Form 10-K, and response to comment letters from the SEC.

Tax Fees

        Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax return preparation, tax compliance, and tax planning.

All Other Fees

        All other fees represent the fees billed for the audit of the Company's 401 (k) Plan.

        The audit committee has considered the provision of non-audit services by our principal accountant and has determined that the provision of these services was consistent with maintaining the independence of the Company's principal accountant.

        The fees billed by Elliott Davis, LLC are approved by the audit committee for the Company in accordance with the policies and procedures of the audit committee. The audit committee pre-approves all audits and the majority of non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2008, approximately 100% of the total fees incurred were pre-approved.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

General

        The Governance and Nominating Committee has adopted a policy regarding shareholder communications and director nominations. The Governance and Nominating Committee will consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors and who are nominated in accordance with procedures described below.

        To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder must submit the following information in writing, addressed to the

Governance and Nominating Committee, in care of the Corporate Secretary, at the main office of the Company at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303.

  1.
  The name of the person recommended as a director candidate;

  2.
  All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information;

  3.
  The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

  4.
  As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

  5.
  A statement as to the qualification of the nominee.

        In order for a director candidate to be considered for nomination at the Company's annual meeting of shareholders, the recommendation must be received by the Committee at least 120 calendar days prior to the date the Company's proxy statements was released to shareholders in connection with the previous year's annual meeting, advanced by one year.

Director Qualifications

        The Governance and Nominating Committee considers the following criteria in selecting nominees: business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director of the Company; and any other factors the Governance and Nominating Committee deems relevant.

Other Shareholder Communications

        Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company's principal office at 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303. The recipients will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Attendance at Annual Meeting

        Although the Company does not have a formal policy regarding the Board of Directors' attendance at the annual meeting, directors are expected to attend the meeting. All of the Company's directors attended the 2008 Annual Meeting.

Shareholder Proposals for 2010 Annual Meeting

        Shareholder Proposals.    Shareholder proposals submitted for consideration at the next annual meeting of shareholders must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date of the Company's proxy statement was released to the shareholders in connection with the previous year's annual meeting. As a result, shareholder proposals submitted for consideration at the 2010 annual meeting must be received no later than December 23, 2009, to be included in the 2010 proxy materials. In addition, if the Company does not receive notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date that the Company's proxy statement was released to the shareholders for its previous year's annual meeting, proxies solicited by the management of the Company will confer discretionary authority upon the management of the Company to vote upon any such proposal. SEC Rule 14a-8 provides additional information regarding the content and the procedure applicable to the submission of shareholder proposals to be included in the Company's 2010 proxy statement.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

AVAILABLE INFORMATION

        A copy of the Company's Annual Report on Form 10-K (except for exhibits thereto), quarterly reports on Form 10-Q, and any current Reports on Form 8-K are available upon request without charge. Shareholders may request a copy of these documents by contacting Cynthia N. Day, Citizens Bancshares Corporation, 75 Piedmont Avenue, N.E., Atlanta, Georgia 30303 (Telephone: (404) 575-8306). These reports are also available on our website at www.ctbconnect.com.

CITIZENS BANCSHARES CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2009

        The undersigned hereby appoints Cynthia N. Day and Samuel J. Cox as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote as designated all the shares of common stock of Citizens Bancshares Corporation held of record by the undersigned on April 15, 2009 at the Annual Meeting of Stockholders to be held on May 27, 2009 or any adjournments thereof.

Proposal 1:	To elect the following persons to serve as directors for a three-year term until the 2012 annual meeting:
	Nominees:		James E. Young Ray Robinson H. Jerome Russell
	☐	For All Nominees (except as noted below)		☐	Withhold Authority to Vote for All Nominees Listed Above

To withhold authority to vote for any nominee, write that nominee's name below:

Proposal 2:	To approve the 2009 Long-Term Incentive Plan
	☐	For	☐	Against	☐	Abstain
Proposal 3:	To approve the non-binding resolution regarding executive compensation.
	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

        If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

QuickLinks

INTRODUCTION
PROPOSAL 1—ELECTION OF DIRECTORS
Nominees
DIRECTOR NOMINEES
Class I Directors (Term Expires 2012)
CONTINUING DIRECTORS
Class II Directors (Term Expires 2010)
Class III Directors (To Serve a Term Expiring in 2011)
Information About the Board of Directors and Its Committees
Executive Officers
EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year End Table
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Principal Holders of Common Stock
Common Stock Owned by Management
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
PROPOSAL 2—APPROVAL OF THE CITIZENS BANCSHARES CORPORATION 2009 LONG-TERM INCENTIVE PLAN
PROPOSAL 3—NON-BINDING RESOLUTION APPROVING COMPENSATION OF EXECUTIVE OFFICERS
ACCOUNTING MATTERS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
AVAILABLE INFORMATION